Exhibit 99.1

May 20, 2015

Sabre Corporation Announces Pricing of Secondary Offering of Common Stock

SOUTHLAKE, Texas, May 20, 2015 — Sabre Corporation (“Sabre” or the “Company”) (Nasdaq: SABR) today announced the pricing of a public offering of 24,000,000 shares of common stock by existing stockholders affiliated with TPG Global, LLC and Silver Lake Management Company, L.L.C. at a price of $26.00 per share. In addition, the selling stockholders have granted the underwriters of the secondary offering a 30-day option to purchase up to an additional 3,600,000 shares of common stock. The Company is not selling any shares in this offering and will not receive any proceeds from the sale of the shares by the selling stockholders.

Goldman, Sachs & Co., BofA Merrill Lynch, Morgan Stanley, Deutsche Bank Securities and Evercore ISI are acting as joint bookrunners for this offering. In addition TPG Capital BD, LLC, Jefferies, Foros, Cowen and Company, Sanford C. Bernstein, William Blair, Mizuho Securities, Natixis and The Williams Capital Group, L.P. are acting as co-managers for this offering.

A registration statement on Form S-3 (including a prospectus and prospectus supplement) relating to these securities has been filed with the Securities and Exchange Commission and is effective. A copy of the prospectus and accompanying prospectus supplement related to the offering, when available, may be obtained from Goldman, Sachs & Co., Attention: Prospectus Department, 200 West Street, New York, NY 10282, or by calling 1-866-471-2526, facsimile: 1-212-902-9316 or by e-mail at prospectus-ny@ny.email.gs.com, or BofA Merrill Lynch, 222 Broadway, New York, NY 10038, Attention: Prospectus Department, or by email at dg.prospectus_requests@baml.com, or Morgan Stanley & Co. LLC at 180 Varick Street, 2nd Floor, New York, NY 10014, Attention: Prospectus Department, or Deutsche Bank Securities Inc., Attention: Prospectus Group, 60 Wall Street, New York, NY 10005, or by calling 1-800-503-4611 or by email at prospectus.cpdg@db.com, or Evercore ISI at 55 East 52nd Street, 36th Floor, New York, NY 10055, Attention: Equity Capital Markets, or by calling 212-653-9054 or by email at ecm@evercore.com.

This press release does not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

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About Sabre Corporation

Sabre Corporation is a leading technology provider to the global travel and tourism industry. Sabre’s software, data, mobile and distribution solutions are used by hundreds of airlines and thousands of hotel properties to manage critical operations, including passenger and guest reservations, revenue management, flight, network and crew management. Sabre also operates a leading global travel marketplace, which processes more than $110 billion of estimated travel spend annually by connecting travel buyers and suppliers. Headquartered in Southlake, Texas, USA, Sabre operates offices in approximately 60 countries around the world.

Cautionary Note Regarding Forward-Looking Statements

Any statements in this release regarding Sabre that are not historical or current facts are forward-looking statements. Such forward-looking statements convey Sabre’s current expectations or forecasts of future events. Forward-looking statements regarding Sabre involve known and unknown risks, uncertainties and other factors that may cause Sabre’s actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. Certain of these risks and uncertainties are described in the Sabre’s annual report on Form 10-K, registration statement on Form S-3, and the documents incorporated by reference therein, including those described in the Sabre’s annual report under the headings “Risk Factors” and “Forward-Looking Statements” and in the registration statement under the headings “Risk Factors” and “Cautionary Note Regarding Forward-looking Statements.” Unless required by law, Sabre undertakes no obligation to publicly update or revise any forward-looking statements to reflect circumstances or events after the date of this press release.

Investor Relations:

Barry Sievert

Sabre

682-605-0214

Barry.sievert@sabre.com

Media:

Nancy St. Pierre

Sabre

682-605-3864

Nancy.st.pierre@sabre.com